UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2016

BLUE CAPITAL REINSURANCE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36169	98-1120002
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House

100 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 278-0400

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s 2016 Annual General Meeting of Shareholders (the “2016 Annual Meeting”) was held on May 16, 2016. The following summarizes each of the 2016 Annual Meeting proposals and the voting results thereon:

I. Approval of Five Member Board and Election of Directors

The Company’s Bye-Laws provide for a classified Board, divided into three classes of approximately equal size. At the 2016 Annual Meeting, Company shareholders (the “Shareholders”) voted to fix the number of directors at five and to elect three director nominees to the Company’s Board, one as a Class A Director, one as a Class B Director and one as a Class C Director, for terms ending at the Annual General Meeting of Shareholders held in 2017, 2018 and 2019, respectively.

The table below details the voting results for this proposal.

Nominee	Votes For	Votes Against	Abstain	Non-Votes
Michael J. McGuire	5,344,868	76,618	7,678	2,425,242
Adam G. Szakmary	5,346,823	75,663	6,678	2,425,242
Eric Lemieux	5,358,123	64,363	6,678	2,425,242

II. Appointment of Independent Auditor

At the 2016 Annual Meeting, Shareholders voted to approve the appointment of Ernst & Young Ltd., an independent registered public accounting firm, as the Company’s independent auditor for 2016, and authorized the Board, acting by the Company’s Audit Committee, to set their remuneration. The table below details the voting results for this proposal.

The table below details the voting results for this proposal.

Votes For	Votes Against	Abstain	Non-Votes
7,825,927	22,707	5,772	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Capital Reinsurance Holdings Ltd. (Registrant)

May 17, 2016	By:	/s/ John V. Del Col
Date	Name:	John V. Del Col
	Title:	Secretary